UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2018 (March 19, 2018)

NewLink Genetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35342	42-1491350
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2503 South Loop Drive Ames, IA		50010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (515) 296-5555

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Section 5 - Corporate Governance and Management

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    Election of Director

On March 19, 2018, the Board of Directors (the “Board”) of NewLink Genetics Corporation (the “Company”) appointed Chad A. Johnson as a Class III director of the Company to fill the vacancy of a newly created Class III director seat. Mr. Johnson was elected for a term expiring at the Company’s 2018 annual stockholder’s meeting. The Board also appointed Mr. Johnson to the Company’s Compensation Committee and Nominating and Corporate Governance Committee.

Chad A. Johnson has been General Counsel at Stine Seed Company since May 2017. From May 2015 to April 2017, Mr. Johnson was the Assistant Corporate Secretary and Senior Corporate Counsel for Renewable Energy Group, Inc. (NASDAQ:REGI) the largest supplier of advanced biofuels by volume in North America. In addition to his role as a corporate officer, Mr. Johnson was a senior in-house attorney for the company where he helped advance the company’s strategic expansion into Europe and other merger and acquisition activities, managed the company’s intellectual property portfolio and managed the legal aspects of the company’s securities and public filings. From 2007 - 2015 he spent eight years in roles of increasing responsibility at DuPont Pioneer, a subsidiary of DuPont and a global leading seed and agriculture biotechnology company. In those roles, Mr. Johnson provided legal guidance to a variety of businesses in connection with mergers and acquisitions, strategic collaborations with industry partners and compliance initiatives. Mr. Johnson is admitted to practice law in the state of Iowa and before the United States Patent and Trademark Office. Mr. Johnson graduated from Iowa State University with a Master of Science in Crop Production and Physiology and received his J.D. from Drake University Law School.

In connection with Mr. Johnson’s appointment, on March 20, 2018, the Company granted Mr. Johnson options under the Company’s Amended and Restated 2009 Equity Incentive Plan (the “2009 Plan”) to purchase 48,324 shares of the Company’s common stock, at an exercise price of $7.07 per share, the closing price of the Company’s common stock on the Nasdaq Global Market on the date of the grant. The equity awards granted to Mr. Johnson will vest as follows: (i) one-third of the shares subject to the options will vest on the one-year anniversary of the grant date and the remaining two-thirds of the shares will vest in a series of 24 successive equal monthly installments thereafter. The vesting of the options assume Mr. Johnson’s continued service to the Company as of each such date. The options are subject to the terms and conditions of the 2009 Plan, which is filed as Exhibit 10.6 to the Company’s Form S-1 filed with the Securities and Exchange Commission on December 21, 2010.

In connection with his appointment to the Board, Mr. Johnson and the Company entered into an Indemnity Agreement in the same form as has previously been entered into with the Company’s other directors. The Indemnity Agreement will provide indemnity to Mr. Johnson against liabilities incurred in the performance of his duties to the maximum extent permitted by Delaware corporate law and the Company’s Bylaws. The Company’s form of Indemnity Agreement is filed as Exhibit 10.11 to the Company’s Form S-1/A filed on November 8, 2011.

The press release announcing the appointment of Mr. Johnson to the Company’s Board is attached as Exhibit 99.1 to this report.

Section 9 - Financial Statements and Exhibits

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99.1	Press Release, dated March 21, 2018, entitled "NewLink Genetics Appoints Chad A. Johnson to Board of Directors"

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:    March 21, 2018

NewLink Genetics Corporation

By:	/s/ John B. Henneman III
John B. Henneman III
Its:	Chief Financial Officer